UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2023

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2023, the Board of Directors (the “Board”) of Mama’s Creations, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2021 Incentive Stock and Award Plan, originally effective June 25, 2021 (as amended and restated, the “Incentive Plan”), upon the recommendation of the People & Compensation Committee (the “Committee”). The amendments did not require stockholder approval.

The amendments add stock units as a type of award that may be granted under the Incentive Plan, in addition to stock options and restricted stock, but does not increase the number of shares available under the Incentive Plan. Stock units granted under the Incentive Plan may be subject to such restrictions as the Committee determines, including service- or time-based units (“RSUs”) and performance-based units (“PSUs”). The amendments also remove provisions that no longer apply due to the repeal of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, and make certain other conforming changes.

The foregoing description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Committee also approved forms of RSU and PSU award agreements for grants of such awards under the Incentive Plan, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

On October 18, 2023, the Company granted stock unit awards to Adam Michaels, the Company’s Chief Executive Officer, and Anthony Gruber, the Company’s Chief Financial Officer, under the Incentive Plan. These awards were provided for in each of such executive’s employment agreement, but had not yet been granted due to stock units not being a type of equity award under the Incentive Plan prior to its amendment as described above.

For Mr. Michaels, these grants consisted of the following, as provided in his employment agreement, dated June 21, 2022:

(i)	an annual grant of 185,185 RSUs for his first year of service, 25% vested on the grant date with the remainder vesting over three equal annual increments;
(ii)	a “sign-on” grant of 277,778 RSUs, 25% vested on the grant date with the remainder vesting over three equal annual increments;
(iii)	an annual grant of 46,146 RSUs for 2023, vesting in four equal annual increments;
(iv)	a “sign-on” grant of PSUs with a maximum payout of 1,200,000 shares based on the Company’s stock price performance from 2022 to 2027; and
(v)	a “sign-on” grant of PSUs with a maximum payout of 400,000 shares based on the Company’s pre-tax profit per share from 2022 to 2027.

Mr. Gruber was granted a “sign-on” grant of PSUs with a maximum payout of 540,000 shares based on the Company’s stock price performance from 2022 to 2027, as described in his employment agreement dated September 19, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	2021 Incentive Stock and Award Plan, as Amended and Restated October 17, 2023
10.2	Form of Restricted Stock Unit Award Agreement
10.3	Form of Performance-Based Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Mama’s Creations, Inc.

By:	/s/ Adam L. Michaels
Name:	Adam L. Michaels
Title:	Chief Executive Officer

Dated: October 20, 2023